Exhibit 10.20

                                     AMENDED
                           CONSOLIDATED LOAN AGREEMENT


     This Amended Consolidated Loan Agreement (the "Agreement") dated February 12, 2010, is entered into by and between 4net Software, Inc., a Delaware corporation, with offices located at 1 North Federal Highway, Suite 201, Boca Raton, Florida 33432 ("Borrower") and Steven N. Bronson, having a business address at 1 North Federal Highway, Suite 201, Boca Raton, Florida 33432 (the "Lender") to correct some errors contained in the Consolidated Loan Agreement between the Borrower and the Lender, dated December 11, 2009.

     WHEREAS, over the period February 3, 2009 through December 7, 2009, the Lender has loaned the Borrower an aggregate principal amount of $32,000. Specifically, the Lender made the following advances to the Borrower: (a) $1,000 on February 3, 2009; (b) $1,000 on March 25, 2009; (c) $2,000 on April 2, 2009;
(d) $2,000 on May 13, 2009; (e) $2,000 on June 9, 2009; (f) $2,000 on August 18,
2009; (g) $2,000 on September 14, 2009; (h) $1,000 on September 18, 2009; (i)
$4,000 on November 9, 2009); (j) $5,000 on November 13, 2009; and (k) $10,000 on
December 7, 2009 (the "Principal Advances").

     WHEREAS, the Principal Advances each accrued interest at the rate of ten percent (10%) per year. As of December 7, 2009, the Borrower was indebted to the Lender in an aggregate amount of $32,696.44, which includes all accrued interest as of December 7, 2009.(the "Loan").

     WHEREAS, a portion of the Loan was the subject of written loan agreement between the Borrower and the Lender, dated May 13, 2009 (the "May 2009 Loan"). This Agreement replaces and supersedes the May 2009 Loan. Upon execution and delivery of this Agreement the May 2009 shall be null and void and the Lender shall return the original May 2009 Loan to the Borrower.

     WHEREAS, the parties hereto desire to memorialize the Loan and mutually agree that the Loan shall be shall be subject to the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Principal. The principal amount of the Loan is $32,696.44. The principal amount and all accrued interest on the Loan is due and payable within ten (10) business days following Borrower's receipt of a written demand for payment from Payee or immediately upon the occurrence of an Event of Default, as defined herein (the "Maturity Date"). The obligations of the Borrower to make payments provided for in this Agreement are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

          Upon payment in full of all principal and interest payable hereunder, this Agreement shall be surrendered to the Borrower for cancellation.


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     2. Interest. The Loan shall bear interest on the outstanding principal amount from the December 8, 2009 until such amounts are repaid to Lender in full, at the rate of 10% per annum. In the event any payment due hereunder shall not be paid on the Maturity Date, then the outstanding principal amount shall bear interest at the lesser of 15% per annum or the highest lawful rate permitted under applicable law, from the date when such payment was due until paid. Additionally, Borrower's failure to tender a payment, or any part thereof, in accordance with the schedule above shall constitute an Event of Default. If an Event of Default shall occur due to the Borrower's failure to make a payment on the required date, Payee shall have no obligation to serve a notice of default. In the event the Borrower fails to remedy the default within five (5) business days after the Event of Default (the "Default Date"), then all outstanding principal and accrued interest shall automatically accelerate and become immediately due and owing (the "Accelerated Debt"). The Accelerated Debt shall accrue interest at the rate of 15% per annum from the Default Date until the Accelerated Debt is paid in full. Payee shall have no obligation to provide notice to Borrower concerning the Default Date, the acceleration of the debt or the interest rate on the Accelerated Debt.

     This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder. The obligations of the Borrower under this Agreement are subject to the limitation that payments of interest shall not be required to the extent that the charging of or the receipt of any such payment by the holder of this Agreement would be contrary to the provisions of law applicable to the holder of this Agreement limiting the maximum rate of interest which may be charged or collected by the holder of this Agreement. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Agreement shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.


     3. Representations and Warranties. The Borrower represents and warrants as follows:

          (a) The Borrower has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          (b) This Agreement is the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms and the terms of the Security Agreement, except as limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.



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     4. Events of Default.

     The principal amount and all accrued interest on this Loan is due and payable upon the Maturity Date, as defined above. Additionally, the principal amount and all accrued interest on this Loan shall automatically become immediately due and payable upon the occurrence of any of the following events, each of which shall be deemed an "Event of Default":

          (a) When there is any misstatement or false statement in connection with, noncompliance with or nonperformance of any of the Borrower's obligations, representation, warranties or covenants under or emanating from this Agreement;

          (b) If the Borrower shall make an assignment for the benefit of creditors or shall admit in writing his inability to pay his debts as they become due or if the Borrower shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of its properties.


     5. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be delivered personally or sent by FedEx mail or similar overnight delivery, postage prepaid to the parties at the addresses set forth above. Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.


     6. Waivers. The Borrower hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right. This Agreement is being delivered in and shall be construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions thereof.


     7. Attorneys' Fees. If the indebtedness represented by this Agreement or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Loan is placed in the hands of attorneys for collection after default, the Borrower agrees to pay, in addition to the principal payable hereunder, attorneys' fees and collection costs in the amount of ten percent (10%) of the then outstanding principal indebtedness.



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     8. No Changes. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                 BORROWER


                                                 ----------------------------
                                                 Leonard Hagan, Director
                                                 4net Software, Inc.


                                                 LENDER


                                                 -----------------------------
                                                 Steven N. Bronson